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                                                                                                                     EXHIBIT 99.2
                                                     NATIONAL DATA CORPORATION
                                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                               (In Thousands Except Per Share Data)
                                          NDC Consolidated Excludes Non-Recurring Charges

                                               Fiscal Year 1997                                         Fiscal Year 1998
                               ------------------------------------------------------   --------------------------------------------
                                     Q1         Q2         Q3         Q4      FY 97        Q1         Q2         Q3         YTD
                               ------------------------------------------------------   --------------------------------------------
Revenue:
Health Information Services       $57,140    $62,101    $72,140    $76,107   $267,488     $75,302    $72,499    $99,989   $247,790
Integrated Payment Systems         31,926     31,732     32,554     35,265    131,477      38,830     38,742     39,685    117,257
Global Payment Systems             36,468     35,359     38,184     39,786    149,797      40,360     39,835     38,670    118,865
Intercompany                       (5,297)    (5,949)    (6,095)    (6,254)   (23,595)     (6,588)    (6,751)    (6,798)   (20,137)
                               ------------------------------------------------------   --------------------------------------------
Total                            $120,237   $123,243   $136,783   $144,904   $525,167    $147,904   $144,325   $171,546   $463,775

Cost of service                    60,704     62,595     67,447     73,507    264,253      75,053     73,785     83,986    232,824
Sales general and
 administrative                    44,383     45,201     51,024     49,951    190,559      51,052     55,670     59,659    166,381
                               ------------------------------------------------------   --------------------------------------------
                                  105,087    107,796    118,471    123,458    454,812     126,105    129,455    143,645    399,205

Operating income                   15,150     15,447     18,312     21,446     70,355      21,799     14,870     27,901     64,570

Interest and other income             469        985        804        428      2,686         484        456        316      1,256
Interest and other expense         (1,161)    (1,721)    (2,803)    (2,929)    (8,614)     (3,029)    (3,040)    (3,606)    (9,675)
Minority interest                    (498)      (186)      (348)      (662)    (1,694)       (701)      (607)      (584)    (1,892)
                               ------------------------------------------------------   --------------------------------------------
                                   (1,190)      (922)    (2,347)    (3,163)    (7,622)     (3,246)    (3,191)    (3,874)   (10,311)

Income before income taxes         13,960     14,525     15,965     18,283     62,733      18,553     11,679     24,027     54,259
Provision for income taxes          5,177      5,238      5,815      6,694     22,924       6,963      4,617      9,131     20,711
                               ------------------------------------------------------   --------------------------------------------

Net income                         $8,783     $9,287    $10,150    $11,589    $39,809     $11,590     $7,062    $14,896    $33,548
                               ======================================================   ============================================
Basic earnings per share            $0.29      $0.30      $0.33      $0.38      $1.30       $0.38      $0.23      $0.45      $1.06
                               ======================================================   ============================================
Diluted earnings per share          $0.27      $0.29      $0.31      $0.36      $1.23       $0.36      $0.22      $0.43      $1.01
                               ======================================================   ============================================
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